Court File No. CV-20-636938-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE MADAM	)	MONDAY, THE 23RD
JUSTICE CONWAY	)	DAY OF MARCH, 2020
	)	

SUPERIOR COURT OF JUSTICE COUR SUPÉRIEURE DE JUSTICE

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, R.S.C. 1985, C. C-44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF SHERRITT INTERNATIONAL CORPORATION AND 11722573 CANADA LTD., AND INVOLVING SHERRITT INTERNATIONAL OIL AND GAS LIMITED, SHERRITT INTERNATIONAL (BAHAMAS) INC., SHERRITT POWER (BAHAMAS) INC., SHERRITT INTERNATIONAL (CUBA) OIL AND GAS LIMITED, SHERRITT UTILITIES INC., CANADA NORTHWEST OILS (EUROPE) B.V., CNWL OIL (ESPANA) S.A., AND MADAGASCAR MINERAL INVESTMENTS LTD.

AMENDING ORDER
(re: Interim Order)

THIS MOTION made by Sherritt International Corporation ("**Sherritt**" or the "**Company**") and 11722573 Canada Ltd. (together with Sherritt, the "**Applicants**") for an order pursuant to Section 192 of the *Canada Business Corporations Act*, R.S.C. 1985, c. C-44, as amended (the "**CBCA**") was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion dated March 20, 2020 (the "**Notice of Motion**"), the Notice of Motion dated February 26, 2020, the Notice of Application dated February 26, 2020, the affidavit of Andrew Snowden sworn February 25, 2020 (the "**Snowden Affidavit**"), without exhibits, and on hearing the submissions of counsel for the Applicants.

Definitions

1. **THIS COURT ORDERS** that capitalized terms used and not specifically defined herein shall have the meanings ascribed to them in the Interim Order granted by this Court on February 26, 2020 (the "**Interim Order**").

Service

2. **THIS COURT ORDERS** that the requirement for service of the Notice of Motion is hereby dispensed with and that this Motion is properly returnable today.

The Meetings

3. **THIS COURT ORDERS** that the Interim Order (including, without limitation, paragraph 3 thereof) is hereby amended to permit the Applicants to hold the Meetings by an electronic communications medium (only or together with an in-person meeting contemplated by paragraph 3 of the Interim Order), and to the extent such Meetings are held by an electronic communications medium (only or together with an in-person meeting contemplated by paragraph 3 of the Interim Order), such Meetings shall be deemed to have taken place at the offices of Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario pursuant to paragraph 3 of the Interim Order.

4. **THIS COURT ORDERS** that, to the extent the Meetings are held by an electronic communications medium, the right for applicable persons to attend, speak and/or vote, as applicable, at such Meetings pursuant to the Interim Order shall be satisfied by Sherritt making available the opportunity for such persons to participate in, submit written questions and/or vote, as applicable, at the applicable Meeting by way of such electronic communications medium.

5. **THIS COURT ORDERS** that all Debtholders, Shareholders and their respective proxy holders entitled to attend, speak and/or vote, as applicable, at the Meetings pursuant to the Interim Order and who participate by way of an electronic communications medium at the applicable Meeting shall be deemed to be present at such Meeting, and any votes validly submitted at a Meeting by way of an electronic communications medium shall be deemed to have been made in person at such Meeting.

6. **THIS COURT ORDERS** that, notwithstanding any applicable requirements of the CBCA or applicable securities legislation, the issuance by Sherritt of a press release announcing that the Meetings shall be held by way of an electronic communications medium, together with the additional information the Applicants may determine is appropriate in the circumstances, shall constitute good and sufficient notice to all interested persons, and no other notice or materials shall be required.

Amendment to Title of Proceedings

7. **THIS COURT ORDERS** that the title of these proceedings be and is hereby changed to:

> **IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, R.S.C. 1985, C. C-44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE***
>
> **AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF SHERRITT INTERNATIONAL CORPORATION AND 11722573 CANADA LTD., AND INVOLVING SHERRITT INTERNATIONAL OIL AND GAS LIMITED, SHERRITT INTERNATIONAL (BAHAMAS) INC., SHERRITT POWER (BAHAMAS) INC., SICOG OIL AND GAS LIMITED (FORMERLY SHERRITT INTERNATIONAL (CUBA) OIL AND GAS LIMITED), SHERRITT UTILITIES INC., CANADA NORTHWEST OILS (EUROPE) B.V., CNWL OIL (ESPANA) S.A., AND MADAGASCAR MINERAL INVESTMENTS LTD.**

SHERRITT INTERNATIONAL CORPORATION AND 11722573 CANADA LTD.

Applicants

and all previously filed and/or distributed materials in these proceedings, including this Order, shall be deemed to be amended to reflect the above title of these proceedings.

Miscellaneous

8. **THIS COURT ORDERS** that all other terms of the Interim Order shall remain in full force and effect, unamended, except as may be required to give effect to this Order.

9. **THIS COURT ORDERS** that the Applicants shall be entitled to seek leave to vary this Order upon such terms and upon the giving of such notice as this Court may direct.

10. **THIS COURT** seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body any other country to act in aid of and to assist this Court in carrying out the terms of this Order.

Conway J.

ENTERED AT / INSCRIT À TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO:

MAR 2 3 2020

PER / PAR:

Court File No. CV-20-636938-00CL

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE *CANADA BUSINESS CORPORATIONS ACT*, R.S.C. 1985, C. C-44, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF SHERRITT INTERNATIONAL CORPORATION AND 11722573 CANADA LTD.

ONTARIO
SUPERIOR COURT OF JUSTICE-COMMERCIAL LIST

Proceeding commenced at Toronto

AMENDING ORDER

GOODMANS LLP
Barristers & Solicitors
333 Bay Street, Suite 3400
Toronto, Canada M5H 2S7

Robert J. Chadwick LSO#: 35165K
rchadwick@goodmans.ca
Caroline Descours LSO#: 58251A
cdescours@goodmans.ca
Andrew Harmes LSO#: 73221A
aharmes@goodmans.ca

Tel: (416) 979-2211
Fax: (416) 979-1234

Lawyers for the Applicants

7045297